EX-99.B(m)

WELLS FARGO FUNDS TRUST

DISTRIBUTION PLAN

WHEREAS, Wells Fargo Funds Trust (“Trust”) is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust desires to adopt a Distribution Plan (the “Plan”) pursuant to Rule 12b-1 under the 1940 Act on behalf of the classes of shares of each Fund listed in Appendix A as it may be amended from time to time (each, a “Fund” and, collectively, the “Funds”) and the Board of Trustees, including a majority of the Qualified Trustees (as defined below), has determined that there is a reasonable likelihood that adoption of the Plan will benefit each class of each Fund listed in Appendix A and its shareholders;

NOW THEREFORE, each Fund hereby adopts the Plan on behalf of each class of each Fund listed in Appendix A, in accordance with Rule 12b-1 under the 1940 Act, on the following terms and conditions:

Section 1. The Trust, on behalf of each class of each Fund listed in Appendix A, may pay to the principal underwriter(s) of such class (the “Distributor(s)”), as compensation for services or other activities that are primarily intended to result in the sale of shares, or reimbursement for expenses incurred in connection with services or other activities that are primarily intended to result in the sale of shares, a monthly amount that is no higher than the annual rates as set forth on Appendix A. Subject to such maximum annual rates, the actual amount payable to the Distributor(s) shall be determined from time to time by mutual agreement between the Trust and the Distributor(s). The Distributor(s) may enter into selling agreements with one or more selling agents under which such agents may receive compensation for distribution-related services from the Distributor(s), including, but not limited to, commissions or other payments to such agents based on the average daily net assets of Fund shares attributable to them. The Distributor(s) may retain any portion of the amount payable hereunder to compensate it for distribution-related services provided by it or to reimburse it for other distribution-related expenses.

Section 2. The Plan shall be effective with respect to each class of a Fund listed on Appendix A, (or each class of a Fund added to Appendix A from time to time): (a) on the date upon which it is approved for such class (i) by vote of a majority of the Trustees of the Trust, including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on the approval of the Plan for such class, and (ii) by at least a majority of the outstanding voting securities of the class or Fund, if required; or (b) on the date the class commences operations, if such date is later.

Section 3. Unless earlier terminated, the Plan shall continue in effect for a period of one year from its respective effective date and shall continue thereafter for successive annual periods, provided that such Plan is reapproved at least annually by vote of a majority of the Trustees of the Trust, including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such reapproval.

Section 4. So long as the Plan is in effect, the Trust shall provide, or shall cause the Distributor(s) to provide, to the Trust’s Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended by the Trust under the Plan and each related agreement and the purposes for which such expenditures were made.

Section 5. Any officer of the Trust is authorized to execute and deliver, in the name and on behalf of the Trust, a written agreement with the Distributor(s) in a form duly approved from time to time by the Trust’s Board of Trustees. Such agreement shall authorize the

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Distributor to enter into written agreements with banks, broker/dealers and other financial institutions, based on such form(s) of sales support agreements as may be approved by the Board of Trustees from time to time. The Distributor also may enter into such agreements based on such additional forms of agreements as it deems appropriate, provided that the Distributor determines that the Trust’s and the Funds’ responsibility or liability to any person on account of any acts or statements of any such selling agent under any such sales support agreement do not exceed their responsibility or liability under the form(s) approved by the Board of Trustees, and provided further that the Distributor determines that the overall terms of any such sales support agreement are not materially less advantageous to the Trust than the overall terms of the form(s) approved by the Board of Trustees. In addition, any agreement related to the Plan shall provide:

A.	That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of such class of such Fund, on not more than 60 days’ written notice to any other party to the agreement; and

B.	That such agreement shall terminate automatically in the event of its assignment.

Section 6. The Plan may not be amended to increase materially the amount that may be expended by a class of a Fund pursuant to the Plan without the approval by a vote of a majority of the outstanding voting securities of such class of such Fund, and no material amendment to the Plan shall be made unless approved by vote of a majority of both (a) the Trustees of the Trust and (b) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such approval.

Section 7. The Plan may be terminated with respect to any class at any time by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of the class.

Section 8. While the Plan is in effect, the selection and nomination of each Trustee who is not an interested person of the Trust shall be committed to the discretion of the Trustees who are not interested persons.

Section 9. To the extent any payments made by the Fund pursuant to a Shareholder Servicing Plan and Servicing Agreement are deemed to be payments for the financing of any activity primarily intended to result in the sale of shares within the context of Rule 12b-1 under the 1940 Act, such payments shall be deemed to have been approved pursuant to the Plan. Notwithstanding anything herein to the contrary, no Fund or class of shares shall be obligated to make any payments under the Plan that exceed the maximum amounts payable under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.

Section 10. The Trust shall preserve copies of the Plan, each related agreement and each written report presented to the Trust’s Board of Trustees pursuant to Section 4 hereof, for a period of not less than six years from the date of the Plan, agreement or report, as the case may be, the first two years in an easily accessible place.

Section 11. The provisions of the Plan are severable for each class of each Fund listed in Appendix A, and whenever any action is to be taken with respect to the Plan, such action shall be taken separately for each such class affected.

Section 12. As used in the Plan, (a) the terms “assignment”, “interested person” and “vote of a majority of the outstanding voting securities” shall have the respective meanings given them in the 1940 Act and the rules and regulations thereunder, subject to such exemption or interpretation as may be provided by the Securities and Exchange Commission or the staff thereof, and (b) the term “Qualified Trustees” shall mean the Trustees of the Trust who (i) are not “interested persons” of the Trust and (ii) have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan. The agreement(s) between the Trust and its Distributor(s) shall be considered to be agreements related to the Plan. The agreement(s) between the Distributor(s) and any selling agents shall not be considered to be agreements related to the Plan.

Most recent annual approval by the Board of Trustees: April 4, 2005

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APPENDIX A

DISTRIBUTION PLAN

WELLS FARGO FUNDS TRUST

Funds Trust Funds and Share Classes	Maximum Rule 12b-1 Fee
1. Asset Allocation Fund
Class B	0.75
Class C	0.75

2. California Limited-Term Tax-Free Fund
Class C	0.75

3. California Tax-Free Fund
Class B	0.75
Class C	0.75

4. Colorado Tax-Free Fund
Class B	0.75

5. Common Stock Fund
Class B	0.75
Class C	0.75

6. C&B Large Cap Value Fund
Class B	0.75
Class C	0.75

7. C&B Mid Cap Value Fund
Class B	0.75
Class C	0.75

8. C&B Tax-Managed Value Fund
Class B	0.75
Class C	0.75

9. Diversified Equity Fund
Class B	0.75
Class C	0.75

10. Emerging Markets Focus Fund
Class B	0.75
Class C	0.75

11. Endeavor Large Cap Fund
Class B	0.75
Class C	0.75

12. Endeavor Select Fund
Class B	0.75
Class C	0.75

13. Equity Income Fund
Class B	0.75
Class C	0.75

14. Equity Index Fund
Class B	0.75

15. Equity Value Fund
Class B	0.75
Class C	0.75

16. Government Securities Fund
Class C	0.75

17. Growth Balanced Fund
Class B	0.75
Class C	0.75

Funds Trust Funds and Share Classes	Maximum Rule 12b-1 Fee
18. Growth Equity Fund
Class B	0.75
Class C	0.75

19. Growth Fund
Class C	0.75

20. High Yield Bond Fund
Class B	0.75
Class C	0.75

21. Income Plus Fund
Class B	0.75
Class C	0.75

22. Inflation-Protected Bond Fund
Class B	0.75
Class C	0.75

23. Intermediate Government Income Fund
Class B	0.75
Class C	0.75

24. International Core Fund
Class B	0.75
Class C	0.75

25. International Equity Fund
Class B	0.75
Class C	0.75

26. International Value Fund
Class B	0.75
Class C	0.75

27. Large Cap Appreciation Fund
Class B	0.75
Class C	0.75

28. Large Company Core Fund
Class B	0.75
Class C	0.75

29. Large Company Growth Fund
Class B	0.75
Class C	0.75

30. Liquidity Reserve Money Market Fund	0.00

31. Mid Cap Growth Fund
Class B	0.75
Class C	0.75

32. Minnesota Tax-Free Fund
Class B	0.75
Class C	0.75

33. Moderate Balanced Fund
Class B	0.75
Class C	0.75

34. Money Market Fund
Class B	0.75

35. Municipal Bond Fund
Class B	0.75
Class C	0.75

36. National Limited-Term Tax-Free Fund
Class B	0.75
Class C	0.75

Funds Trust Funds and Share Classes	Maximum Rule 12b-1 Fee
37. National Tax-Free Fund
Class B	0.75
Class C	0.75

38. Outlook Today Fund
Class B	0.75
Class C	0.75

39. Outlook 2010 Fund
Class B	0.75
Class C	0.75

40. Outlook 2020 Fund
Class B	0.75
Class C	0.75

41. Outlook 2030 Fund
Class B	0.75
Class C	0.75

42. Outlook 2040 Fund
Class B	0.75
Class C	0.75

43. Overland Express Sweep Fund	0.25

44. Short Duration Government Bond Fund
Class B	0.75
Class C	0.75

45. Short-Term Municipal Bond Fund
Class C	0.75

46. Small Cap Growth Fund
Class B	0.75
Class C	0.75

47. Small Cap Value Fund
Class B	0.75
Class C	0.75

48. Small Company Growth
Class B	0.75
Class C	0.75

49. Small Company Value Fund
Class B	0.75
Class C	0.75

50. Specialized Financial Services Fund
Class B	0.75
Class C	0.75

51. Specialized Health Sciences Fund
Class B	0.75
Class C	0.75

52. Specialized Technology Fund
Class B	0.75
Class C	0.75

53. Stable Income Fund
Class B	0.75
Class C	0.75

54. Strategic Income Fund
Class B	0.75
Class C	0.75

55. Total Return Bond Fund
Class B	0.75
Class C	0.75

Funds Trust Funds and Share Classes	Maximum Rule 12b-1 Fee
56. Ultra-Short Duration Bond Fund
Class B	0.75
Class C	0.75

57. U.S. Value Fund
Class B	0.75
Class C	0.75

58. WealthBuilder Conservative Allocation Portfolio	0.75

59. WealthBuilder Equity Portfolio	0.75

60. WealthBuilder Growth Allocation Portfolio	0.75

61. WealthBuilder Growth Balanced Portfolio	0.75

62. WealthBuilder Moderate Balanced Portfolio	0.75

63. WealthBuilder Tactical Equity Portfolio	0.75

64. Wisconsin Tax-Free Fund
Class C	0.75

Most recent annual approval by the Board of Trustees: April 4, 2005

Appendix A amended: October 1, 2005

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